Exhibit 99.1

Finjan Awarded 27th U.S. Patent No. 9,294,493 for Computer Security Method and System with Input Parameter Validation

Patent Trial and Appeal Board Rules on 2 of Palo Alto Networks’ 13 Petitions for Inter Partes Review

EAST PALO ALTO, CA – 03/24/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (“Finjan”) announced that on March 22, 2016, the United States Patent & Trademark Office (“USPTO”) issued U.S. Patent No. 9,294,493 (“the ‘493 Patent”) to subsidiary Finjan, entitled “Computer Security Method and system with Input Parameter Validation”.

“The issuance of the ‘493 Patent brings our organically grown cybersecurity portfolio to 27 U.S. patents, proving that our core technology is sustainable, worthy of patent protection, and increases the value of our portfolio to our licensees and prospective licensees,” commented Julie Mar-Spinola, Finjan Holding’s Chief IP Officer.

Separately, on March 21, 2016, the USPTO’s Patent Trial and Appeal Board (“PTAB”) granted Palo Alto Networks’ Petition to institute invalidity proceedings to hear evidence and argument on whether certain claims of U.S. Patent No. 8,141,154 (“the “154 Patent”) are invalid in light of prior art asserted by Palo Alto Networks (IPR2015-01979).

In contrast, on March 23, 2016, the PTAB rejected Palo Alto Networks, Inc.’s petition for IPR (IPR2015-02000) of Finjan’s U.S. Patent No. 7,418,731 (“the ‘731 Patent”). Specifically, the PTAB held that Palo Alto Networks failed to demonstrate a reasonable likelihood that it would prevail in proving that any of the claims of the ‘731 Patent is invalid.

“With respect to the two separate decisions by PTAB regarding Palo Alto Networks’petitions for IPR, we are eager to prove once more that the ‘154 Patent is patentable over prior art asserted by Palo Alto Networks, and satisfied with the PTAB’s reconfirmation of the validity of the ‘731 Patent in its entirety,” said Mar-Spinola.

Palo Alto Networks filed a total of 13 IPRs against 10 of Finjan’s asserted patents, with 11 IPR Petitions pending before the PTAB. Three petitions are expected to be decided by the PTAB by April 6, 2016, and the remaining eight petitions are expected to be decided by the PTAB by May 17, 2016.

Summary of Palo Alto Networks’ IPR challenges against Finjan Patents:

‘154 Patent - IPR2015-01547:      Instituted
‘731 Patent - IPR2015-02000: Denied
Finjan also has pending infringement lawsuits against FireEye, Inc., Proofpoint Inc., Symantec Corp., Sophos, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney
Zumado Public Relations
(415) 732-7801
ngaffney@zumado.comInvestor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245
investors@finjan.com